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                                                                    EXHIBIT 4.11

                              CERTIFICATE OF TRUST

                                       OF

                           OCEAN ENERGY ROYALTY TRUST

                  THIS Certificate of Trust of Ocean Energy Royalty Trust (the "Trust"), dated as of July 14, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is Ocean Energy Royalty Trust.

                  2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust with a principal place of business in the State of Delaware are Bank One Delaware, Inc. and Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                           Bank One, Texas, N.A., as trustee


                                           By: /s/ SUSAN BREM
                                              ---------------------------------
                                           Name:  Susan Brem
                                           Title: Assistant Vice President

                                           Bank One Delaware, Inc., as trustee


                                           By: /s/ STEVE WAGNER
                                              ---------------------------------
                                           Name:  Steve Wagner
                                           Title: Vice President